Exhibit 10.1

LIGHTSPACE CORPORATION

LEASE

TABLE OF CONTENTS

ARTICLE I. REFERENCE DATA		1
1.1.	SUBJECTS REFERRED TO	1
1.2.	EXHIBITS.	3

ARTICLE II. PREMISES AND TERM		4
2.1.	DESCRIPTION OF PREMISES.	4
2.2.	TERM	4
2.3.	RIGHT OF FIRST OFFER	4
2.4.	TENANT TERMINATION RIGHT	5
2.5.	DETERMINATION OF FAIR MARKET RENT	6

ARTICLE III. CONSTRUCTION		6
3.1.	TERM COMMENCEMENT DATE	6
3.2.	DELIVERY OF PREMISES	6
3.3.	GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION	7
3.4.	ALTERATIONS AND ADDITIONS	7
3.5.	REPRESENTATIVES	8

ARTICLE IV. RENT		9
4.1.	ANNUAL RENT	9
4.2.	ANNUAL OPERATING COST ESCALATION	9
4.3.	ESTIMATED ANNUAL OPERATING EXPENSE ESCALATION PAYMENT	11
4.4.	ELECTRICITY	11
4.5.	CHANGE OF FISCAL YEAR	12
4.6.	PARKING CHARGES	13
4.7.	PAYMENTS	13

ARTICLE V. LANDLORD’S COVENANTS		13
5.1.	LANDLORD’S COVENANTS DURING THE TERM	13
5.2.	INTERRUPTIONS	14

ARTICLE VI. TENANT’S COVENANTS		15
6.1.	TENANT’S COVENANTS DURING THE TERM	15

ARTICLE VII. DAMAGE AND DESTRUCTION; CONDEMNATION		20
7.1.	FIRE OR OTHER CASUALTY	20
7.2.	EMINENT DOMAIN	22

ARTICLE VIII. RIGHTS OF MORTGAGEE		23
8.1.	PRIORITY OF LEASE	23
8.2.	RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE’S LIABILITY.	24
8.3.	MORTGAGEE’S ELECTION	24
8.4.	NO PREPAYMENT OR MODIFICATION, ETC.	24
8.5.	NO RELEASE OR TERMINATION	25
8.6.	CONTINUING OFFER	25

ARTICLE IX. DEFAULT		25
9.1.	EVENTS OF DEFAULT	25

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9.2.	TENANT’S OBLIGATIONS AFTER TERMINATION	26

ARTICLE X. MISCELLANEOUS		27
10.1.	NOTICE OF LEASE	27
10.2.	NOTICES FROM ONE PARTY TO THE OTHER	27
10.3.	BIND AND INURE	28
10.4.	NO SURRENDER	28
10.5.	NO WAIVER, ETC.	28
10.6.	NO ACCORD AND SATISFACTION	28
10.7.	CUMULATIVE REMEDIES	29
10.8.	LANDLORD’S RIGHT TO CURE	29
10.9.	ESTOPPEL CERTIFICATE	29
10.10.	WAIVER OF SUBROGATION	29
10.11.	ACTS OF GOD	30
10.12.	BROKERAGE	30
10.13.	SUBMISSION NOT AN OFFER	30
10.14.	APPLICABLE LAW AND CONSTRUCTION	30
10.15.	AUTHORITY OF TIENANT	31

ARTICLE XI. SECURITY DEPOSIT		31

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DATE OF LEASE EXECUTION:  February 27, 2004

ARTICLE I.
REFERENCE DATA

1.1.                              SUBJECTS REFERRED TO

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD:	Cambridge Park 125 Realty Corporation, a Delaware corporation

MANAGING AGENT:	Spaulding and Slye LLC

LANDLORD’S & MANAGING AGENT’S ADDRESS:	Spaulding and Slye LLC 150 Cambridge Park Drive Cambridge, MA 02140 Attention: Chief Financial Officer

LANDLORD’S REPRESENTATIVE:	John M. Kane

TENANT:	Lightspace Corporation, a Delaware corporation

TENANT’S ADDRESS:

For Notice and Billing to:	Lightspace Corporation 125 Cambridge Park Drive Cambridge, MA 02140

And a copy for Notices to:	Dimitry S. Herman, Esq. Bingham McCutchen LLP 150 Federal Street Boston, MA. 02110

TENANT’S REPRESENTATIVE:	Ethan Evans

BUILDING:	The building located at 125 Cambridge Park Drive, Cambridge, Massachusetts.

LOT:	The parcel of land on which the Building is located and described in Exhibit A.

PREMISES:	The space located on the fourth (4th) floor of the Building as shown on Exhibit B.

RENTABLE FLOOR AREA OF THE PREMISES:	Approximately 12,153 square feet, comprised of one space of 2,468 square feet (the “Ancillary Space”) and a second space of 9,685 square feet.

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:	Approximately 183,920 spare feet

TERM COMMENCEMENT DATE:	The later of (i) March 1, 2004, and (ii) the date of this Lease.

LEASE TERM OR TERM:

Commencing on the Term Commencement Date as defined in Section 3.2 hereof and continuing for two (2) years thereafter, plus the partial month at the beginning of the Term, if any, unless sooner terminated as provided herein If there is any time available after the execution of this Lease and before the Term Commencement Date, Tenant will have, without charge, early access to the Premises to prepare for occupancy and to install telephone and data cabling prior to the Term Commencement Date, subject to all of the provisions of this Lease other than the payment of Annual Rent.

ANNUAL RENT:

$23.00 per square foot of Rentable Floor Area of the Premises, or $23,293.25 per calendar month, and proportionally at such rate for any partial month (net of Tenant’s charges for electrical consumption in the Premises).

BASE ANNUAL ELECTRICITY CHARGE:	$1.25 per square foot of Rentable Floor Area of the Premises

BASE ANNUAL OPERATING COSTS:	All of Landlord’s Operating Costs for calendar year 2004

TENANT’S PROPORTIONATE SHARE:	6.61%

PERMITTED USES:	Office Uses and uses accessory thereto, including without limitation a demonstration facility displaying prototypes of Tenant’s products.

COMMERCIAL GENERAL LIABILITY INSURANCE:	$1,000,000 bodily injury, property damage for single occurrence; $2,000,000 annual aggregate; $5,000,000 per single occurrence and $5,000,000 per aggregate of excess or umbrella liability insurance.

BROKER:	Collectively, Spaulding and Stye Colliers International and Hammond Real Estate

SECURITY DEPOSIT:	$46,536.00

TENANT’S PARKING ACCESS CARDS:

A total of 36 (the “Base Cards”), 12 of which are for spaces located in the lot behind the Building (the “Blue Lot”) and 24 of which are for spaces located in the lot behind 100 & 150 Cambridge Park Drive (the “Red Lot”); together with 12 additional cards for spaces located in the Red Lot (the “Additional Cards”), at Tenant’s request, subject to availability, provided that Landlord shall have the right to terminate any or all of the Additional Cards upon thirty (30) days prior notice to Tenant.

PARKING CHARGES:	No charge for the Base Cards, and $100 per month for each Additional Card.

1.2.                              EXHIBITS.

The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

EXHIBIT A	Description of Lot
EXHIBIT B	Plan showing Premises
EXHIBIT C	Cubicle Removal Plan
EXHIBIT D	Landlord’s Services
EXHIBIT E	Rules and Regulations

ARTICLE II.
PREMISES AND TERM

2.1.                              DESCRIPTION OF PREMISES.

Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant’s Space in the Building, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common with other parts of the Building.  Tenant’s Space, with such exclusions, is hereinafter referred to as the Premises,

Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto; (a) common walkways, driveways, hallways, lobbies, ramps, loading docks and stairways located in the Building or on the parcel on which the Building is located (the “Lot”), (b) building service fixtures and equipment serving the Premises including elevators, (e) the parking facility on a first-come, first-served basis in the location from time to time designated by Landlord, Tenant’s use not to exceed the number of parking spaces equal to the number of Tenant’s Parking Access Cards issued to Tenant by Landlord, 12 of which shall be located in the Blue Lot behind the Building and the remainder of which shall be located in the Red Lot across the street from the Building, and (d) if the Premises include less than the entire Rentable Floor Area of any floor, the common toilets in the central core area of such floor.  Such rights shall be always subject to the Rules and Regulations set forth in Exhibit E, attached hereto and incorporated herein by reference, as the same may be reasonably amended by the Landlord from time to time and such other reasonable Rules and Regulations from time to time established by the Landlord by suitable notice to Tenant, and to the right of the Landlord to reasonably designate and change from time to time such areas, facilities, fixtures and equipment.

2.2.                              TERM

To have and to hold for a period (the “Term”) commencing on the Term Commencement Date (as defined in Section 3.1 hereof) and continuing for the Term, unless sooner terminated as provided herein.

2.3.                              RIGHT OF FIRST OFFER

Provided that Tenant fully occupies the Premises and has not assigned this Lease to any other party and that no event of default or condition which with the giving of notice or the passage of time, or both, would constitute an event of default then exists, unless the same is cured within the applicable cure period, if any, Landlord shall offer to Tenant, before offering to any party unrelated to Landlord, other than Whole Foods Market Group, Inc.  which has a prior right on the Offer Space, the space contiguous to the Premises shown on.  Exhibit A.-i attached hereto consisting of approximately 4,363 square feet of Rentable Floor Area (the “Offer Space”).  Any such offer by Landlord to Tenant shall be set forth in a written notice from Landlord to Tenant setting forth the Landlord’s determination of Fair Market Rent and the other material business terms under which Landlord proposes to offer the Offer Space on the market (“Landlord’s Notice”).

If Tenant notifies Landlord in writing within ten (10) days after Landlord’s Notice that it elects to rent the Offer Space upon the terms set forth in Landlord’s Notice (“Tenant’s Notice”), Landlord and Tenant shall within thirty (30) days after Landlord’s Notice execute a written lease in substantially the form of this Lease (except for the terms contained in the offer) or, at Landlord’s option an amendment to this Lease, under which Tenant shall lease the Offer Space upon the business terms set forth in Landlord’s Notice and otherwise upon terms consistent with this Lease (the “New Lease”), unless Tenant notifies Landlord that it disagrees with Landlord’s determination, of Fair Market Rent, in which event, Fair Market Rent shall be determined as set forth in section 2.5 below, and the New Lease shall be entered into within thirty (30) days after Fair Market Rent is determined as provided in Section 2.5.  If Tenant does not notify Landlord in writing within ten (10) days after Landlord’s Notice that it elects to rent the Offer Space upon the terms set forth in Landlord’s Notice, or if Tenant provides Tenant’s Notice to Landlord but fails to execute the New Lease within thirty (30) days after Landlord’s Notice or the determination of Fair Market Rent, as applicable, Landlord shall be free to lease the Offer Space to any other party on whatever terms Landlord may negotiate with such other party, even if such terms are more favorable than those set forth in Landlord’s Notice.  Tenant’s failure to execute the New Lease after electing to rent the Offer Space as provided above, shall constitute a default by Tenant hereunder, unless such failure was caused by Landlord or unless such failure is cured within thirty (30) days of Landlord’s notice to Tenant of such default.

2.4.                              TENANT TERMINATION RIGHT

In the event that Tenant has a bona fide legitimate need for space equal to or greater than 20,000 square feet of Rentable Floor Area (including the Premises) and provides written notice (the “Addition Space Notice”) to Landlord thereof on or before August 1, 2005, then Tenant shall have the right to terminate this Lease unless Landlord is able to accommodate such space needs of Tenant by providing such space in the Building or alternatively by providing such space as a contiguous unit in the building located at 150 Cambridge Park Drive, Cambridge, Massachusetts, or by causing the owner thereof to so provide such space.  In the event that Landlord is able to accommodate Tenant’s space needs as aforesaid, then Tenant shall execute a written lease in substantially the form of this Lease for such space (the “Expansion Lease”), except that the term of the lease shall be for a period of not less than five (5) years from the date of such lease and the rent shall be at the Fair Market Rent then prevailing in the area as reasonably determined by Landlord and set forth in a notice to Tenant (“Landlord’s Rent Notice”), unless Tenant notifies Landlord that it disagrees with Landlord’s determination of Fair Market Rent (“Tenant’s Rent Notice”), in which event Fair Market Rent shall be determined as set forth in Section 2.5 below, and the Expansion Lease shall be entered into within thirty (30) days after Fair Market Rent is determined as provided in Section 2.5 below.  If Tenant concurs with Landlord’s determination of Fair Market Rent, Landlord and Tenant shall execute the Expansion Lease within thirty (30) days of Landlord’s Rent Notice.  Tenant’s failure to execute the Expansion Lease, as provided above, shall constitute a default by Tenant hereunder, unless such failure was caused by Landlord or unless such failure is cured within thirty (30) days of Landlord’s notice to Tenant of such default.  In the event that the Landlord cannot accommodate such space needs of Tenant as aforesaid, then Tenant shall have the right to terminate the Lease by no less than six (6) months prior notice given to Landlord.

2.5.                              DETERMINATION OF FAIR MARKET RENT

For purposes hereof, Fair Market Rent shall mean the fair rent for the Premises as of the commencement of the New Lease or the Expansion Lease, as applicable, under market conditions then existing.  Fair Market Rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the Fair Market Rent within ten (10) days after Tenant’s Notice or Tenant’s Rent Notice, as applicable, then the Fair Market Rent shall be determined by appraisal made as hereinafter provided by a board of three (3) reputable independent commercial real estate consultants, appraisers, or brokers, each of whom shall have at least ten years of experience in the Cambridge office rental market and each of whom is hereinafter referred to as “appraiser”.  Tenant and Landlord shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser.  The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser.  The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord, Landlord and Tenant shall appoint their respective appraisers no later than twenty (20) days after Tenant’s Notice or Tenant’s Rent Notice, as applicable, and shall designate the appraisers so appointed by notice to the other party, The two (2) appraisers so appointed and designated shall appoint the third appraiser no later than thirty (30) days after Tenant’s Notice or Tenant’s Rent Notice, as applicable, and shall designate such appraisers by notice to Landlord and Tenant.  The board of three (3) appraisers shall determine the Fair Market Rent of the space in question as of the commencement of the period to which the Fair Market Rent shall apply and shall notify Landlord and Tenant of their determinations no later than sixty (60) days after Tenant’s Notice or Tenant’s Rent Notice, as applicable.  If the determinations of the Fair Market Rent of any two (2) or all three (3) appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the subject space.  If the determinations of all three (3) appraisers shall be different in the amount, the average of the two values nearest in amount shall be deemed the Fair Market Rent.  The Fair Market Rent of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord.

ARTICLE III.
CONSTRUCTION

3.1.                              TERM COMMENCEMENT DATE

The Term of this Lease shall commence on, and the Term Commencement Date shall be the earlier of (a) the Term Commencement Date set forth in Section 1.1 hereof; or (b) the date on which Tenant commences use of the Premises to operate its business in the Premises.

3.2.                              DELIVERY OF PREMISES

Tenant acknowledges that Tenant has had an opportunity to inspect the Premises.  The Premises, shall be delivered to Tenant As Is, Where Is, with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant, except that Landlord represents to Tenant that the Building and the Premises comply with the Americans with Disabilities Act.  Tenant shall have the right to purchase all existing furniture for $1.00, which right shall be deemed to have been exercised unless Landlord receives notice from Tenant no later than February 16, 2004 specifying otherwise.  Notwithstanding the foregoing, Landlord shall disassemble and remove the cubicles shown on the plan attached hereto as Exhibit C.

Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord’s services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions reasonably acceptable to Landlord for payment of such increased cost.  Tenant’s construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operations.

3.3.                              GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building and the Lot.  Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects.  Landlord’s obligations under Sections 3.2 and 3.3, if any, shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall in either case have given written notice to Landlord within three (3) weeks after such commencement.  If Tenant shall not have commenced to occupy the Premises for the Permitted Uses within thirty (30) days after the Term Commencement Date, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.  Tenant acknowledges that the Building will be undergoing substantial renovation during the Term of the Lease.  Tenant acknowledges that its quiet enjoyment and access to the Demised Premises during the Term may be disturbed by the noise, dust, vibrations and other effects of demolition in the Building, provided, however, that Landlord shall use reasonable efforts to avoid undue interference with Tenant’s use of the Premises.

3.4.                              ALTERATIONS AND ADDITIONS

This Section 3.4 shall apply before and during the Term.  Tenant shall not make any alterations and additions to the Premises except in accordance with plans and specifications first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, provided that the proposed alterations or additions do not (a) involve or affect any structural or exterior element of the Building or building mechanical, electrical or plumbing systems, including the common facilities of the Building, or (b) require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or the Lot.  Notwithstanding the foregoing, provided that proposed improvements do not conflict with (a) or (b) above, Landlord’s approval shall not be required for improvements costing less than $15,000 in the aggregate in any twelve (12) month period, but Landlord shall be provided no less than thirty (30) days prior notice of Tenant’s intent to undertake such improvements.  All alterations and additions (with the exception of any trade fixtures of Tenant) shall become a part of the Premises, unless and until Landlord, at its option, shall specify the same for removal in writing pursuant to Section 6.1.2 at the time that Landlord approves such alterations or additions.  All of Tenant’s alterations and additions and installation and delivery of telephone systems, furnishings, and equipment shall be coordinated with any work being performed by Landlord and shall be performed in such manner, and by such persons as shall maintain harmonious labor relations and not cause any damage to the Building or interference with Building construction or operation and, except for installation of furnishings, equipment and telephone systems, and except as otherwise expressly set forth herein, shall be performed by general contractors first approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed).  Before commencing any work Tenant shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors (the identity of which must have been previously approved by Landlord as hereinabove contemplated) and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry (i) worker’s compensation insurance in statutory amounts covering all the contractor’s and subcontractor’s employees and (ii) comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than a combined single limit of $ 1,500,000 (all such insurance to be written by companies reasonably approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance.  Tenant agrees to pay promptly when due, and to defend and indemnify Landlord from and against, the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Building or the Lot if such liens secure amounts that are past due and owing.  Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as additional rent, one hundred percent (100%) of any increase in real estate taxes on the Premises not otherwise billed to Tenant which shall, at any time after the commencement of the Term, result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant.

In connection with the installation of telecommunication equipment by Tenant, such installation shall occur only in such locations and in such a manner as reasonably approved in writing by the Landlord and none of such wires, ducts or equipment shall be located in areas outside the Premises (provided, however, that Tenant may install wires and cables in risers and ducts outside the Premises which are in existence on the date of this Lease and for which there exists, in Landlord’s sole discretion, adequate space for Tenant’s wires and cables).  Notwithstanding any other provision of this Lease, telecommunication wises, ducts or equipment shall be removed by Tenant at the expiration of the Term or earlier termination of this Lease, unless otherwise approved by Landlord in writing, and all damage caused by such removal repaired.  Telephone switches, antennae, electronic distribution boxes and similar equipment shall only be located within the Premises.  Landlord shall not be liable for any loss, damage or interruption of service related to such facilities.

3.5.                              REPRESENTATIVES

Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party’s behalf by Landlord’s

Representative in the case of Landlord or Tenant’s Representative in the case of Tenant or by any person designated in substitution or addition by notice to the other party.

ARTICLE IV.
RENT

4.1.                              ANNUAL RENT

Tenant agrees to pay rent to Landlord without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), the Annual Rent in equal monthly installments in advance on the first day of each calendar month included in the Term after the Term Commencement Date; and for any portion of a calendar month at the beginning or end of the Term, at the proportionate rate payable for such portion, in advance.

4.2.                              ANNUAL OPERATING COST ESCALATION

In addition to Annual Rent, Tenant shall pay to Landlord as additional rent, Tenant’s Proportionate Share of Annual Operating Costs (as hereinafter defined) which is in excess of Base Annual Operating Costs (“Tenant’s Escalation Payment”).  Tenant’s Proportionate Share of Annual Operating Costs shall be determined by multiplying Annual Operating Costs by a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Total Rentable Floor Area of the Building.  In the event that the Building is not fully occupied, such Annual Operating Costs (and Base Annual Operating Costs in the event that the Building is not fully occupied in calendar year 2004) shall be reasonably adjusted to reflect the costs which would be incurred if the Building were 95% occupied.

“Annual Operating Costs” shall mean the actual expenses paid or incurred by Landlord in any given calendar year of the Term for the operation, maintenance and management of the Building and Lot and all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building and Lot and any future improvement of whatever kind thereto or thereon.  Annual Operating Costs shall include without limitation:

(a)                                  real estate taxes on the Building and Lot and off-site parking areas; (b) installments and interest on assessments for public betterment or public improvements; (c) expenses of any proceedings for abatement of taxes and assessments with respect to any fiscal year or fraction of a fiscal year; (d) service, repair, replacement and other maintenance to the Building and Lot and components thereof, (e) wages and salaries (and taxes and other charges imposed upon employers with respect to such wages and salaries) and fringe benefits and worker’s compensation insurance premiums paid to persons employed by the Landlord, provided that such persons are directly involved in the operation of the Building or Lot for rendering service in the operation, maintenance, and repair of the Building and Lot and related facilities and off-site parking areas and amenities; (f) cost of independent contractors hired for the operation, maintenance and repair of the Building and Lot and related facilities and amenities (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); (g) costs of electricity, steam, water, fuel, heating, lighting, air conditioning, sewer, and other utilities chargeable to the operation and maintenance of the Building and Lot net of tenant’s electric; (h) cost of insurance including insurance deductible for and relating to the Building and the Lot, including fire and extended coverage (or such greater coverages as Landlord may elect to carry), elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection; (i) costs of supplies; (j) costs of window cleaning, janitorial services, security services, landscaping, snow and ice removal and painting; (k) sales or use taxes on supplies and services; (1) consulting, accounting fees, legal, tax appeal, engineering and other professional fees and expenses; (m) management fees; (n) reasonable contributions, costs or expenses related to common areas or facilities and off site parking areas of any office park or development of which the Building or Lot are a part, (o) alterations and improvements to the Building and Lot which are not capital in nature made by reason of any requirement of any insurance underwriters or any federal, state, or local statutes, regulations, ordinances, or any other duly constituted public authorities having jurisdiction over the Building and Lot; and (p) all ordinary maintenance, repair, cleaning and operation costs accounted with providing food services in accordance with Section 5.1.5 and (q) without limiting any of the foregoing, any other expense or charge which, in accordance with sound accounting and management principles generally accepted, would be construed as an operating expense.  Notwithstanding any provisions to the contrary set forth in the Lease, the term Annual Operating Costs shall not include (i) the interest and amortization on mortgages for the Building and Lot or leasehold interests therein; (ii) any charge for depreciation; (iii) leasing commissions or legal fees for the negotiation and enforcement of leases; (iv) the cost of special services rendered to tenants (including Tenant) for which a special charge is made; (v) interest, fines or penalties for any late payments by Landlord not due to the act or neglect of Tenant or its agent; (vi) legal fees incurred in connection with Landlord’s noncompliance with or violation of law; (vii) costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right of eminent domain to the extent reimbursed to Landlord through insurance proceeds or condemnation awards; (viii) costs of a capital nature, except for Essential Capital Improvements, including, but not limited to, capital additions, capital improvements, capital repairs, capital maintenance, capital alterations, capital replacements, capital equipment and capital tools, and/or capital redesign, all in accordance with generally accepted accounting principles, consistently applied, except to the extent amortized over the useful life of the capital item in question; (ix) costs directly resulting from the negligence or willful misconduct of Landlord, its employees, agents and/or contractors; (x) except for a reasonable management fee, costs of Landlord’s general overhead and general administrative expenses (individual, partnership or corporate, as the case may be), which costs would not be chargeable as an operating expense in accordance with generally accepted accounting principles, consistently applied; (xi) costs to the extent that Landlord is compensated or reimbursed by insurance or other means of recovery to the extent the proceeds are compensation for expenses which previously were included in Operating Expenses during the Term for the years in which such proceeds were received; and (xii) costs of any employee of Landlord who is not directly involved in the operations of the Building or Lot.

In the event Landlord shall make a capital expenditure for Essential Capital Improvements, as hereinafter deed, during any year, the annual amortization of such expenditure (determined by dividing the amount of the expenditure by the useful life of the improvement, as deter pined by Landlord), together with interest at the greater of the Prime Rate prevailing plus 2% or Landlord’s actual borrowing rate for such Essential Capital Improvements shall be deemed part of Annual Operating Costs for each year of such useful life.  As used herein, “Essential Capital Improvement” means any of the following:

(i)                                     a labor saving device, energy saving device or other installation, improvement or replacement which reduces Annual Operating Costs as referred to above, whether or not voluntary or required by governmental mandate; or

(ii)                                  an installation, change, improvement, addition, alteration, or removal of any architectural barriers, whether or not the foregoing are structural in nature, made by reason of any governmental requirement whether or not such governmental requirement exists on the date of the execution of this Lease if such governmental requirement is or will be applicable generally to similar office buildings; or

(iii)                               an installation or improvement which directly enhances the health or safety of tenants in the Building generally, whether or not voluntary or required by governmental mandate (as for example, without limitation, for life safety or security).

(iv)                              costs or expenditures incurred in replacing compressors and refrigeration equipment in order to comply with regulations regarding ozone depleting refrigerants or resulting from the excessive cost of or inability to obtain such materials.

4.3.                              ESTIMATED ANNUAL OPERATING EXPENSE ESCALATION PAYMENT

If, with respect to any fiscal year or fraction thereof during the Term, Landlord estimates that Tenant will be obligated to pay Tenant’s Escalation Payment, then Tenant shall pay, as additional rent, on the first day of each month of such fiscal year and each ensuing fiscal year thereafter, a reasonable estimate equal to 1/12th of Tenant’s Escalation Payment for the respective fiscal year (“Estimated Monthly Operating Cost Payments”), with an appropriate additional payment or refund to be made within 30 days after Landlord’s Statement (as hereafter defined) is delivered to Tenant.  Landlord may adjust such Estimated Monthly Operating Cost Payment from time to time and at any time during a fiscal year, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord’s notice thereof, the adjusted Estimated Monthly Operating Cost Payment.

As soon as practicable after the end of each fiscal year ending during the Term and after lease termination, Landlord shall render a statement (“Landlord’s Statement”) in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, Landlord’s Annual Operating Costs, Tenant’s Proportionate Share thereof, and Tenant’s Escalation Payment, as defined above.  Landlord’s current fiscal year is the calendar year.

4.4.                              ELECTRICITY

Tenant will be billed for electricity for Tenant’s lights and outlet consumption on a monthly basis based on an annual estimate of $1.25 per rentable square foot (which amount may be adjusted by Landlord, from time to time, to reflect increases in the electrical costs to the Building).  Should the actual average expense to Landlord per square foot for Tenant’s electricity be different, an additional charge or a credit will be made at the end of each year’s occupancy to be paid with or credited against the next monthly charge for Tenant’s electricity (or to be paid directly to Tenant if the Term has expired or the Lease has terminated).  Notwithstanding the foregoing, Landlord reserves the right to assess Tenant’s charge for electricity based on an engineer’s survey of Tenant’s electrical usage conducted from time to time or on the sub-metering of all or part of the Premises.  Such charges for Tenant’s electricity shall be paid by Tenant as additional rent at the same time and in the same manner as payments of Annual Rent.

Tenant covenants and agrees that its total connected lighting load will not exceed the maximum load from time to time permitted by applicable governmental regulations.  In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building’s electrical system or in any other way interferes with the system’s ability to perform properly, supplementary systems including check meters may, if and as needed, at Landlord’s option, be provided by Landlord, at Tenant’s expense.  Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant’s requirements due to a factor or cause beyond Landlord’s control.

Landlord reserves the exclusive right to provide electric and other utility service to the Building.  Tenant may request permission from Landlord (which consent may be withheld in its sole discretion) to arrange electric and other utility service exclusively serving the Premises.  Should such permission be granted, however, such service shall be installed only in such locations and in such manner as shall be specifically, approved by Landlord in its sole discretion, Tenant shall be responsible for restoration of any damage caused by such installation and Tenant shall be responsible for removal of such installations at the termination of this Lease.  Landlord may limit Tenant’s choice of electrical or other utility providers in order to avoid proliferation of such services to the Building or for any other reason.  In no event, however, shall Landlord be responsible for any damages or inconvenience caused by interruption in or poor quality of electricity or other utility services provided to the Building or the Premises unless such damages are caused by the negligence of Landlord, its agents or employees.

4.5.                              CHANGE OF FISCAL YEAR

Landlord shall have the right from time to tune to change the periods of accounting under Section 4.2 for the entire Building to any annual period other than a calendar year, and upon any such change all items referred to in Section 4.2 shall be appropriately apportioned.  In all Landlord’s Statements rendered under Section 4.2, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord’s Statement shall be included therein on the basis of Landlord’s estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord’s Statement, and appropriate adjustment shall be made according thereto.  All Landlord’s Statements shall be prepared on an accrual basis of accounting.

4.6.                              PARKING CHARGES

Tenant shall pay all Parking Charges due hereunder as additional rent at the same time and in the same manner as Annual Rent.

4.7.                              PAYMENTS

All payments of Annual Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate by notice to Tenant.  If any installment of Annual Base Rent or additional rent or payments due on account of leasehold improvements is paid more than 10 days after the due date thereof, at Landlord’s election, it shall bear interest at a rate equal to the average prime commercial rate from time to time established by the three largest national banks in Boston, Massachusetts plus 4% per annum from such due date, which interest shall be immediately due and payable as further additional rent.

ARTICLE V.
LANDLORD’S COVENANTS

5.1.                              LANDLORD’S COVENANTS DURING THE TERM

Landlord covenants during the Term:

5.1.1.                     Building Services.  To furnish during normal working hours heat, air-conditioning, elevator service and hot and chilled water service and after normal working hours on business days cleaning service as shown in Exhibit D.  “Normal working hours” shall mean the hours of 8:00 a.m. through 6:00 p.m. Monday through Friday and the hours of 8:00 a.m. through 1:00 p.m. on Saturdays, and no hours on legal holidays and Sundays; provided, however, that Tenant shall have access to the Building 24 hours a day, 365 days a year, by means of a key or other access device to the main lobby of the Building to be provided to Tenant by Landlord.  Tenant shall pay when due all amounts and charges for such services during hours other than normal working hours and shall indemnify and hold harmless Landlord from and against any and all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) in connection therewith.  Landlord is not and shall not be required to furnish to Tenant or any other occupant of the Premises telephone or other communication service but agrees to allow Tenant to contract for and install equipment for such service.

5.1.2.                     Additional Building Services.  To furnish, through Landlord’s employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates including a reasonable administrative fee from time to time established by Landlord to be paid by Tenant.

5.1.3.                     Repairs.  Except as otherwise provided in Article VII, to make such repairs to the roof; exterior walls, floor slabs, other structural components and common facilities of the Building and the Lot as may be necessary to keep them in serviceable condition.

5.1.4.                     Tenant Signage.  To include Tenant’s name on (a) the outdoor signage monument visible from Cambridge Park Drive, (b) the Tenant directory maintained by Landlord in the main lobby of the Building and (c) the floor of the Building on which the Premises are located, and to provide a Building standard sign on or adjacent to the entrance door to the Premises.

5.1.5.                     Food Service.  Landlord (or any affiliate or agent designated by Landlord) may provide, within the Building or any building in the office park in which the Building is located known as Cambridge Park (an “Office Park Building”), a food service of a size, type, location and serving capacity as Landlord shall deem suitable, in its sole discretion.

If during any six-month period, the mathematical average of the number of luncheon meals served by the food service facility per day is fewer than 300, or the Food Service Losses incurred by the Landlord in operating the food service facility during such six-month period exceed $25,000, then the Landlord shall have the right and option, in its sole discretion, to take any steps necessary to reduce or eliminate the losses (including without limitation, modification or termination of the food service), unless one hundred percent (100%) of the tenants occupying the Building agree that the Landlord’s Annual Operating Costs hereunder for the purpose of calculating the Annual Operating Expense Escalation shall include one hundred percent (100%) of the Food Service Losses, without limitation.

Landlord reserves the right to approve Tenant’s use of a food service operator other than the Landlord’s food service operator, if any.  Such approval will not be unreasonably withheld.

5.1.6.                     Quiet Enjoyment.  That Landlord has the right to make this Lease and that Tenant on paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

5.2.                              INTERRUPTIONS

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance, injury, death or for loss of business arising from power or other utility losses or shortages, air pollution or contamination, or from the necessity of Landlord’s entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or the Lot or for any interruption or termination (by reason of any cause reasonably beyond Landlord’s control, including without limitation, loss of any applicable license or government approval) of the food service provided by Landlord pursuant to Section 5.1.5.  In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause beyond Landlord’s reasonable control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive total or partial, eviction from the Premises.  Landlord shall use reasonable efforts in case of power losses or shortages, air pollution or contamination by hazardous substances to restore the services required to be provided under this Lease.  However, Landlord agrees to use its best efforts to diligently remedy the situation and minimize the disruption to Tenant’s business.

Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed.  Except in ease of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

ARTICLE VI.
TENANT’S COVENANTS

6.1.                              TENANT’S COVENANTS DURING THE TERM

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

6.1.1.                     Tenant’s Payments.  To pay when due (a) all Annual Rent, (b) all taxes which may be imposed on Tenant’s personal property in the Premises (including, without limitation, Tenant’s fixtures and equipment) regardless to whomever assessed, (c) as additional rent, Tenant’s Escalation Payments, (d) all charges by public utilities for electricity, telephone (including service inspections therefor) and other services rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (e) as additional rent, all charges to Landlord for services rendered pursuant to Section 5.1.2 hereof.

6.1.2.                     Repairs and Yielding Up.  Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions therein, including all telephone and data wiring installed by or at the request of tenant, in such order, repair and condition, first removing all goods and effects of Tenant and any alterations and additions, the removal of which is required by agreement or specified to be removed by Landlord by notice to Tenant which notice, if the alteration or addition requires Landlord’s approval, shall be delivered at the time that Landlord approves such work, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat.

6.1.3.                     Occupancy and Use.  Continuously from the Term Commencement Date, to use and occupy the Premises only for the Permitted Uses; not to injure or deface the Building or the Lot; to keep the Premises clean and in a neat and orderly condition; and not to permit in the Premises any use thereof which is improper, offensive, contrary to law or ordinances, or liable to create a nuisance or to create an unsafe or hazardous condition, or to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any Hazardous Materials or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, not to generate, store or dispose of Hazardous Materials in or on the Premises, or the Lot or dispose of Hazardous Materials from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C.  § 6901 et seq., and all other applicable laws, ordinances and regulations; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law; not to use, store or dispose of Hazardous Materials on the Premises without first submitting to Landlord a list of all such Hazardous substances and all permits required therefor and thereafter providing to Landlord on an annual basis Tenant’s certification that all such permits have been renewed with copies of such renewed permits; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises.

As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to, any petroleum product and all hazardous or toxic substances or wastes including any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), or substances which are included under or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to the environment, contamination or clean-up (all such laws, rules and regulations being referred to collectively as the “Environmental Laws”), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.  § 9601 and regulations adopted pursuant to said Act.

6.1.4.                     Rules and Regulations.  To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.  Landlord agrees to apply the Rules and Regulations uniformly to all tenants in the Building.

6.1.5.                     Safety Appliances.  To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses.

6.1.6.                     Assignment and Subletting.  Not without the prior written consent of Landlord to assign, mortgage, pledge, encumber, sell or transfer this Lease, in whole or in part, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law; as additional rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance.  Landlord’s consent to any proposed assignment or subletting is required both as to the terms and conditions thereof, and as to the creditworthiness of the proposed assignee or subtenant and the consistency of the proposed assignee’s or subtenant’s business with other uses and tenants in the Building.  In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Annual Rent and additional rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises, Tenant shall promptly pay fifty percent (50%) of said excess to Landlord as and when received by Tenant.  If Tenant requests Landlord’s consent to assign this Lease or sublet more than fifty (50%) of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within ten (10) days after receipt of such request, to terminate this Lease as of a date specified in such notice which shall be not less than thirty (30) or more than sixty (60) days after the date of such notice.

Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a proposed assignment or sublease to the specific assignee or subtenant set forth in Tenant’s notice to Landlord requesting approval to such proposed assignment or sublease (“Tenant’s Sublease Notice”), provided that (i) Tenant and the assignee or subtenant set forth in Tenant’s Sublease Notice have executed an assignment or sublease including terms which do not differ materially from those set forth in Tenant’s Sublease Notice within three (3) months of the date of such Notice, (ii) the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Section 6.1.6 so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment and subletting which are set forth herein; (iii) the character of the proposed assignee or subtenant is consistent with the character of the Building as a first-class office building; (iv) the credit of the proposed assignee or subtenant shall be as good as or better than the credit of the Tenant as of the execution of this Lease as reasonably demonstrated by financial information supplied to Landlord with Tenant’s Sublease Notice; (v) Landlord shall not have been negotiating with the proposed assignee or subtenant, or any affiliate thereof, for space in the Building within the previous three (3) months; (vi) no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment shall be joint and several with the assignee); (vii) no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance; (viii) no consent shall be deemed unreasonably withheld by Landlord to the extent the granting of consent might cause Landlord to be in default under any mortgage; and (ix) no assignment shall be binding upon Landlord or any of Landlord’s mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord (an “Assumption Agreement”), but the failure or refusal of the assignee to execute an Assumption Agreement shall not release or discharge the assignee from its liability as tenant hereunder.  In the event Tenant and the proposed assignee or sublessee have failed to execute an assignment or sublease within three (3) months of the date of Tenant’s Sublease Notice, Tenant’s right to assign or sublease shall again be subject to the provisions of this Section 6.1.6.

Notwithstanding the foregoing, Tenant may assign this Lease to an entity owned or controlled by, under common ownership or control with or owning or controlling Tenant (in each case, an “Affiliate”), without Landlord’s consent, but upon thirty (30) days prior notice, accompanied by information which reasonably demonstrates that the proposed assignee is an Affiliate, provided such assignee provides an Assumption Agreement to Landlord.  The liability of tenant and any assignee to Landlord hereunder shall following assignment be joint and several.

6.1.7.                     Indemnity.  To defend, with counsel reasonably approved by Landlord, all actions against Landlord, Managing Agent, any partner, member, trustee, stockholder, officer, director, employee or beneficiary of Landlord or Managing Agent, holders of mortgages secured by the

Premises or the Building and Lot and any other party having an interest in the Premises (“Indemnified Parties”) with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or related to (i) injury to or death of any person, or damage to or loss of property, on the Premises or connected with the use, condition or occupancy of the Premises unless caused by the negligence or willful misconduct of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, employees, contractors, licensees, sublessees or invitees or (iv) the use, generation, storage or disposal of Hazardous Materials by Tenant or its agents, employees or invitees on the Premises, the Building or Lot or any portion thereof or any surrounding area, including, without limitation, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or related to removal or other remediation of any Hazardous Materials or precautions required to protect against the release of Hazardous’ Materials by Tenant or its agents, employees, contractors, licensees, sublessees or invitees into the environment to the extent required by any Environmental Laws (as defined below).

6.1.8.                     Tenant’s Insurance.  To maintain (a) at all times during the term of this lease and at Tenant’s expense All Risk Property insurance including coverage of the full replacement value of Tenant’s improvements, betterments, furniture, fixtures, equipment and contents.  The insurer used by Tenant hereunder shall waive rights of subrogation against Landlord for losses payable under such All Risk Property insurance; (b) at all times during the term of this lease and at Tenant’s expense a commercial general liability insurance policy (hereinafter referred to as a “Liability Policy”).  Such Liability Policy shall include Landlord (and any other party reasonably required by Landlord), as Additional Insured and be written on an “occurrence basis” including, without limitation, blanket contractual liability coverage, broad form property damage, and personal injury coverage protecting Landlord against liability (except for liability resulting from gross negligence or willful misconduct of Landlord) occasioned by any occurrence on or about the premises.  Such Liability Policy shall be maintained in an amount not less than $1,000,000 for a single occurrence limit and $2,000,000 for an aggregate limit, and, in addition, $5,000,000 per single occurrence and $5,000,000 per aggregate of excess or umbrella liability insurance; (c) at all times during the term of this lease and at Tenant’s expense such other insurance or such additional amounts of insurance with respect to the leased property as is generally maintained by persons having similar exposures or properties similarly situated and as the Landlord shall from time to time reasonably require.  All policies of insurance maintained by Tenant shall be in a form acceptable to Landlord with an A.M. Best rating of at least (A-)(VIII); issued by an insurer reasonably acceptable to Landlord and licensed to do business in The Commonwealth of Massachusetts; and require at least thirty (30) days written notice of cancellation, non-renewal or material alteration to Landlord and to Landlord’s mortgagee(s), and those who are named as additional insureds.  If requested by Landlord, Tenant shall, upon the Commencement Date, and thereafter no less than thirty (30) days prior to the expiration date of each such policy, deliver to Landlord or Landlord’s designated representative insurance certificates and written evidence satisfactory to Landlord that all premiums have been paid and all policies are in effect.  If Tenant fails to secure or maintain any insurance coverage required by Section A above, or should insurance secured not be approved by Landlord (which approval shall not be unreasonably withheld), Landlord may, without obligation, purchase such required insurance coverage at

Tenant’s expense.  Tenant shall promptly reimburse Landlord for any monies so expended.  Landlord shall keep all of Tenant’s employees working in the Premises covered by worker’s compensation insurance in statutory amounts and to furnish Landlord with certificates thereof.

6.1.9.                     Tenant’s Worker’s Compensation Insurance.  To keep all of Tenant’s employees working in the Premises covered by worker’s compensation insurance in statutory amounts and to furnish Landlord with certificates thereof.

6.1.10.               Landlord’s Right of Entry.  To permit Landlord and Landlord’s agents entry: to examine the Premises at reasonable times and with reasonable notice except in the event of an emergency, and if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant’s expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, or the like not consented to in writing; and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Tern and to prospective purchasers and mortgagees at all reasonable times.

6.1.11.               Loading.  Not to place Tenant’s Property, as defined in Section 6.1.13, upon the Premises so as to exceed a rate of fifty (50) pounds of live load per square foot and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve; Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise,

6.1.12.               Landlord’s Costs.  In case Landlord shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation except to the extent that Landlord is found to be at fault in such litigation beyond all rights of appeal, and, as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.  Landlord shall also pay all such costs and fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease.

6.1.13.               Tenant’s Property.  All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord or its agents or employees.

6.1.14.               INTENTIONALLY OMITTED.

6.1.15.               Changes or Additions.  Not to make any changes or additions to the Premises without Landlord’s prior written consent and only in accordance with Article III hereto, provided that Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in reviewing Tenant’s proposed changes or additions, and provided further that, in order to protect the functional integrity of the Building, all changes and additions shall be performed by contractors selected from a list of approved contractors reasonably prepared by Landlord from time to time.

6.1.16.               Holdover.  To pay to Landlord the greater of 150% of (a) the then fair market rent as conclusively determined by Landlord or (b) the total of the Annual Rent and all additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of the right of reentry provided in this Lease.  At the option of Landlord exercised by a written notice given to Tenant while such holding over continues, such holding over shall constitute an extension of this Lease for a period of one year.

6.1.17.               Security.  To indemnify, and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building or the Lot by reason of the act of any intruder or any other person in or about the Premises, the Building or the Lot, except to the extent caused by the negligence or willful misconduct of Landlord, or its agents, employees or contractors.

6.1.18.               Tenant Financial Statements.  Within ninety (90) days of Landlord’s written request (not more often than annually), Tenant shall provide Landlord with copies (audited if available) of Tenant’s most recent financial statements.

ARTICLE VII.
DAMAGE AND DESTRUCTION; CONDEMNATION

7.1.                              FIRE OR OTHER CASUALTY

7.1.1.                     Subject to the provisions of Section 7.1.2 hereof, in the event during the Term hereof the Premises or the Building shall be partially damaged (as distinguished from “substantially damaged” as such term is hereinafter defined) by fire, explosion, casualty or any other occurrence covered or as may be required to be covered, as herein provided, by Landlord’s insurance or by such casualty plus required demolition, or by action taken to reduce the impact of any such event, Landlord shall forthwith proceed to repair such damage and restore the Premises, or so much thereof as was originally constructed or delivered by Landlord to substantially its condition at the time of such fire, explosion, casualty or occurrence, provided that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered as a result of such damage and, further provided that Tenant is not then in default of any of its obligations under this Lease beyond any applicable cure period.  Landlord shall not be responsible for any delay which may result from any cause beyond Landlord’s reasonable control.

7.1.2.                     If, however, (i) the Premises or the Building should be damaged or destroyed (a) by fire or other casualty (1) to the extent of twenty-five percent (25%) or more of the cost of replacement, or (2) so that twenty-five (25%) or more of the principal area contained in the Premises shall be rendered untenantable, or (b) by any casualty other than those covered by insurance policies required to be maintained by Landlord under this Lease (hereinafter “substantially damaged”), or (ii) the Premises shall be damaged in whole or in part during the last year of the Term, or (iii) there shall be damage to the Premises of a character as cannot reasonably be expected to be repaired within five (5) months from the date of casualty, or (iv) such restoration involves the demolition of or repair of damage to twenty-five percent (25%) or more of the Premises or the Building, or (v) applicable law requires the demolition of the Building or forbids the rebuilding of the damaged portion of the Building, or (vi) such restoration requires repairs in an amount in excess of the insurance proceeds recovered or recoverable, or (vii) Landlord’s mortgagee shall require that the insurance proceeds from such damage or destruction be applied against the principal balance due on any mortgage, Landlord may, at its option, either terminate this Lease or elect to repair the Premises and Landlord shall notify Tenant as to its election within ninety (90) days after such fire or casualty.  If Landlord elects to terminate this Lease, the Term hereof shall end on the date specified in the notice (which shall be the end of a calendar month and not sooner than thirty (30) days after such election was made).  If Landlord does not elect to terminate this Lease, then Landlord shall promptly commence and diligently pursue the performance of such repairs set forth in Section 7.13 hereof after adjustment of insurance claims and Tenant shall perform such repairs in the Building as set forth in Section 7.1.4 hereof, and the Term shall continue without interruption and this Lease shall remain in full force and effect.

If Landlord has not elected to terminate this Lease and (a) if there shall be damage to the Premises of a character as cannot (in the judgment of Landlord’s engineer) reasonably be expected to be repaired within five (5) months from the date of casualty, then Tenant may, at its option, terminate this Lease provided that Tenant’s election shall be made by notice to Landlord within thirty (30) days of Landlord’s delivery of the estimate of Landlord’s engineer as to the time period required for restoration, or (b) if Landlord has not substantially completed repairs to the Premises such that Tenant can reasonably occupy the Premises for the conduct of its business within five (5) months from the date of casualty, then Tenant may, at its option, terminate this Lease provided that Tenant’s election shall be made by notice to Landlord before Landlord substantially completes such repair, provided, however, that if Landlord substantially completes such repair within thirty (30) days of Tenant’s notice, the exercise by Tenant of its option to terminate shall be null and void and of no force and effect, and the Lease shall continue.

7.1.3.                     If Landlord or Tenant does not elect to terminate this Lease as provided in Section 7.12 hereof and if Tenant is not then in default of any of its obligations under the Lease beyond any applicable cure period provided for herein, Landlord shall, reconstruct as much of the Premises as was originally constructed by Landlord (it being understood by Tenant that Landlord shall not be responsible for any reconstruction of leasehold improvements, which reconstruction is the sole responsibility of Tenant) to substantially its condition at the time of such damage, but Landlord shall not be responsible for any delays which may result from any cause beyond Landlord’s reasonable control.

7.1.4.                     If Landlord or Tenant does not elect to terminate this Lease as provided in Section 7.1.2 hereof, Tenant shall, at its own cost and expense, repair and restore the Premises in accordance with the provisions of Section 6,1.15 hereof to the extent not required to be repaired by Landlord pursuant to the provisions of this Section 7.1, including, but not limited to, the repairing and/or replacement of its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction.  Tenant agrees to commence the performance of its work when notified by Landlord that the work to be performed by Tenant can, in accordance with good construction practices, then be commenced and Tenant shall complete such work promptly.

7.1.5.                     All proceeds payable from Landlord’s insurance policies with respect to the Premises shall belong to and shall be payable to Landlord.  If Landlord does not elect to terminate this Lease as provided in Section 7.1.2 hereof, Landlord shall disburse and apply so much of any insurance recovery as shall be necessary against the cost to Landlord of restoration and rebuilding of Landlord’s work referred to in Section 7.1.3 hereof, subject to the prior rights of any lessor under a ground or underlying lease covering the Building and/or the holder of any mortgage liens against the Building.

7.1.6.                     In the event that the Premises or the Building suffers a casualty, the Annual Rent and additional rent shall be reasonably and equitably abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work of repair and/or reconstruction as Landlord is obligated to do.

7.2.                              EMINENT DOMAIN

If, after the execution and before termination of this Lease, the entire premises shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority, or in the event of conveyance in lieu thereof, the Term shall cease as of the day possession shall be taken by such authority, and Tenant shall pay rent up to that date with a pro-rata refund by Landlord of such rent and additional rent as shall have been paid in advance for a period subsequent to the date of the taking of possession.

If less than twenty-five percent (25%) of the Premises shall be so taken or conveyed, this Lease shall cease only with respect to the parts so taken or conveyed, as of the day possession shall be taken, and Tenant shall pay rent up to that day, with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking of possession, and thereafter the Annual Rent shall be equitably adjusted.  Pending agreement of such rental adjustment, Tenant agrees to pay to Landlord the Annual Rent and additional rent in effect immediately prior to the taking by eminent domain.  Landlord shall at its expense make all necessary repairs or alterations so as to constitute the remaining premises and Building a complete architectural unit within five (5) months after the taking.

If more than twenty-five percent (25%) of the Premises shall be so taken or conveyed, then at the Tenant’s option, (i) the Lease shall terminate, or (ii) the Term shall cease only as respects the part so taken or conveyed, from the day possession shall be taken, and Tenant shall pay rent to that date with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking of possession, but Landlord shall have the right to terminate this Lease upon notice to Tenant in writing within thirty (30) days after such taking of possession.  If neither Landlord nor Tenant does not elect to terminate the Lease, all of the terms herein provided shall continue in effect except that the Annual Rent shall be equitably adjusted, and Landlord shall make all necessary repairs or alterations so as to constitute the remaining premises and Building a complete architectural unit within nine (9) months after the taking.

If access to the Premises is materially and adversely affected by such taking or Tenant’s parking rights are diminished by more than twenty-five percent (25%), then at the Tenant’s option, the Lease shall terminate.

All compensation awarded for any such taking or conveyance, whether for the whole or a part of the Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the fee of or underlying leasehold interest in the Premises, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation; provided, however, that Tenant shall be entitled to seek a separate award for Tenant’s stock, trade fixtures and relocation expense.

In the event of any taking of the Premises or any part thereof for temporary use of 180 days or less, this Lease shall be and remain unaffected thereby except that the rent shall be equitably reduced.  For temporary takings of more than 180 days length the above provisions shall apply.

ARTICLE VIII.
RIGHTS OF MORTGAGEE

8.1.                              PRIORITY OF LEASE

This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or deed of trust of record covering the Lot or Building or both (the “mortgaged premises”).  The holder of any such presently existing mortgage or deed of trust shall have the election to subordinate the same to the rights and interests of Tenant under this Lease exercisable by filing with the appropriate recording office a notice of such election, whereupon the Tenant’s rights and interests hereunder shall have priority over such mortgage or deed of trust.

Unless the option provided for in the next following sentence shall be exercised, this Lease shall be superior to and shall not be subordinate to, any mortgage, deed of trust or other voluntary lien hereafter placed on the mortgaged premises.  The holder of any such mortgage, deed of trust or other voluntary lien shall have the option to subordinate this Lease to the same, provided that such holder enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale.  Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems commercially reasonable.

8.2.                              RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE’S LIABILITY.

The word “mortgage” as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof.  The word “holder” shall mean a mortgagee, and any subsequent holder or holders of a mortgage.  Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security.  Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord.  Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.4, no such holder of a mortgage shall be liable, either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall take title to or enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform, or for failure to perform the obligations of Landlord under Section 3.2 with respect to periods occurring prior to the time it takes title to or possession of the Premises.  Upon entry for the purpose of foreclosure or taking title, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Section 32), subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises.

8.3.                              MORTGAGEE’S ELECTION

Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlord’s obligations under Article Ill, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within ninety (90) days after such entry and taking of possession, not to perform Landlord’s obligations under Article III, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord’s obligations under Article III, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within thirty (30) days after the day on which such holder shall have given its notice as aforesaid.

8.4.                              NO PREPAYMENT OR MODIFICATION, ETC.

Tenant shall not pay Annual Rent, additional rent, or any other charge more than ten (10) days prior to the due date thereof.  No prepayment of Annual Rent, additional rent or other charge, no assignment of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord’s mortgagees of record, if any.  Notwithstanding the foregoing, no such consent shall be required in connection with the exercise by Tenant of any of its rights set forth in Sections 2.3 or 2.4 hereof.

8.5.                              NO RELEASE OR TERMINATION

Except as otherwise provided in Section 2.4, no act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to Landlord’s mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition.  “Reasonable time” as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.6.                              CONTINUING OFFER

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name.  Tenant agrees on request of Landlord to execute and deliver from time to time any commercially reasonable agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

ARTICLE IX.
DEFAULT

9.1.                              EVENTS OF DEFAULT

If any default by Tenant continues after notice, in case of Annual Rent, additional rent or any other monetary obligation to Landlord for more than ten (10) days (provided that no notice shall thereafter be required if Tenant defaults in any monetary obligation twice in any twelve (12) month period), or if Tenant fails to provide an estoppel certificate in accordance with Section 10.9 hereof following ten (10) days written notice pursuant to this Section 9.1, or if Tenant fails to execute a New Lease as provided in Section 2.3 hereof, or if any default by Tenant continues in any other case for more than thirty (30) days after notice and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days and Tenant promptly commences to cure such default and diligently pursues such care without interruption to completion; or if Tenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S.  Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant; or if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant; then, and in any such case, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without farther notice, at Landlord’s election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner enter and repossess the Premises as of Landlord’s former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law.  Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided.  Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant’s effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2.                              TENANT’S OBLIGATIONS AFTER TERMINATION

In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, (i) the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term and (ii) the unamortized portion of the actual out-of-pocket costs and expenses incurred by Landlord in completing Landlord’s Work and fees and commissions paid to the Broker, amortized on a straight-line reduction basis from 100% to 0% over the Term of the Lease set forth in Section 1.1 hereof.  In calculating the rent reserved, there shall be included, in addition to the Annual Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue.  Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated.  In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord’s expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid.

So long as at least twelve (12) months of the Term remain unexpired at the time of such termination in lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Rent and additional rent accrued under Article IV in the 12 months ended next prior to such termination plus the amount of Annual.  Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the time of payment of such liquidated damages.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

ARTICLE X.
MISCELLANEOUS

10.1.                        NOTICE OF LEASE

Upon request of either party, both parties shall execute and deliver, after the Term begins, a notice of this lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form, acknowledging the date of termination.

10.2.                        NOTICES FROM ONE PARTY TO THE OTHER

All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant’s Address or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord’s Address or such other address as Landlord shall have last designated by notice in writing to Tenant.  Any notice shall have been deemed duly given (a) if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S.  Postal Service, (b) if sent to such address by nationally recognized overnight courier service providing receipts for delivery, when deposited with such courier service or (c) if delivered to such address by hand, when so delivered.

10.3.                        BIND AND INURE

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership.  The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Building and the Lot but not upon other assets of Landlord.  No individual partner, member, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord’s interest in the Building and the Lot in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

10.4.                        NO SURRENDER

The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.5.                        NO WAIVER, ETC.

The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations.  The receipt by Landlord of Annual Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing and signed by Landlord.  No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.6.                        NO ACCORD AND SATISFACTION

No acceptance by Landlord of a lesser sum than the Annual Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.7.                        CUMULATIVE REMEDIES

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease.  In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.8.                        LANDLORD’S RIGHT TO CURE

If Tenant shall at any time default (beyond applicable notice and cure periods except in an emergency situation) in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default.  In performing such obligation, Landlord may make any payment of money or perform any other act.  All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then average prime commercial rate of interest being charged by the three largest national banks in Boston, Massachusetts) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand.  Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease,

10.9.                        ESTOPPEL CERTIFICATE

Tenant agrees, from time to time, upon not less than 15 days’ prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Annual Rent, additional rent and other charges have been paid.  Any such statement delivered pursuant to this Section 10.10 shall be in a form reasonably acceptable to and may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.

10.10.                  WAIVER OF SUBROGATION

Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrences of injury or loss.  Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.11.                  ACTS OF GOD

In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party’s reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a “reasonable time,” and such time shall be deemed to be extended by the period of such delay.

10.12.                  BROKERAGE

Tenant and Landlord represent and warrant to each other that they dealt with no brokers in connection with this transaction other than the Broker and agree to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent, other than the Broker, claiming to have dealt with the indemnifying party in connection with this Lease.  Landlord hereby agrees to pay the brokerage fees to the Broker in connection with the execution and delivery of this Lease.

10.13.                  SUBMISSION NOT AN OFFER

The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.14.                  APPLICABLE LAW AND CONSTRUCTION

This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to principles of conflicts of laws).  If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

There are no oral or written agreements between Landlord and Tenant affecting this Lease.  This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

Unless repugnant to the context, the words “Landlord” and “Tennant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively.  If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.15.                  AUTHORITY OF TIENANT

Tenant represents and warrants to Landlord (which representations and warranties shall survive the delivery of this Lease) that: (a) Tenant (i) is duly organized, validly existing and in.  good standing under the laws of its state of incorporation, (ii) has the corporate power and authority to carry on businesses now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary and (iii) has the corporate power to execute and deliver and perform its obligations under this Lease and (b) the execution, delivery and performance by Tenant of its obligations under this Lease have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of the Tenant or any indenture, agreement or other instrument to which it is a party or by which it is bound.

ARTICLE XI.
SECURITY DEPOSIT

Simultaneously with Tenant’s delivery of the executed Lease to Landlord, Tenant will deliver to Landlord the Security Deposit in cash; provided, however, that no later than three (3) months after the Term Commencement Date, Tenant shall deliver to Landlord a letter of credit in the amount of the Security Deposit and in conformity with the provisions set forth below (the “Letter of Credit”), whereupon the cash held by Landlord shall be returned to Tenant.  The Security Deposit shall be held by Landlord, as security, without interest, for and during the Term, and which Security Deposit shall be returned to Tenant at the termination of this Lease, provided there exists no default of Tenant under the provisions of this Lease.  The Letter of Credit shall be an irrevocable and unconditional standby documentary letter of credit in the amount of the Security Deposit issued by a institution satisfactory to Landlord in its reasonable discretion, naming Landlord, its successors and assigns as the beneficiary, assignable to a successor or assignee at no cost to Landlord or such successor or assignee, expiring no less than one (1) year from the Term Commencement Date and renewing automatically each year (or at the end of the applicable term thereof) unless the issuing bank has given Landlord notice at least forty-five (45) days prior to the expiration that the same will not be renewed, and otherwise in form and substance reasonably acceptable to Landlord.  Landlord shall be permitted to draw upon the Letter of Credit in the event of (i) default by Tenant in any of its obligations hereunder after the giving of any required notice and the expiration of any applicable cure period, in which event Landlord may draw upon all or a portion of the Letter of Credit and apply the proceeds as described below, or (ii) failure by Tenant to provide to Landlord a replacement or substitute Letter of Credit in the amount of Security Deposit, and otherwise subject to the conditions set forth above, no less than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord, in which event Landlord may draw upon all of the Letter of Credit and use the same to satisfy any unfulfilled obligation of Tenant under the Lease, without any obligation to segregate such funds or to account for them to Tenant, Tenant acknowledging that in such circumstance it shall have no right whatsoever to such proceeds.  Such failure to provide a replacement or substitute Letter of Credit to Landlord no less than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord shall be an event of default hereunder.

The Security Deposit is being delivered by Tenant to Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease.  It is understood and agreed that if any default by Tenant occurs hereunder and continues after the giving of any required notice and the expiration of any applicable cure period, Landlord may use, apply or retain the whole or any part of the Security Deposit so deposited to the extent required to cure such default or for payment of any sum as to which Tenant is in such default, if any, or for any sum which Landlord may expend or may be required to expend by reason of any such default by Tenant hereunder, if any.  It is agreed that Landlord shall always have the right to apply the Security Deposit or any part thereof, as aforesaid, without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit.  If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount.  Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord.  Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord’s grantee or transferee.  Upon any delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to such Security Deposit and agrees to look solely to such grantee or transferee.  It is further understood that this provision shall also apply to subsequent grantees and transferees.

EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

LANDLORD:

CAMBRIDGEPARK 125 REALTY CORPORATION

By:	/s/ Edward Hennessey
	Name:	Edward Hennessey
	Title:	Vice President
Hereunto duly authorized

TENANT:

LIGHTSPACE CORPORATION

By:	/s/ Ken Lang
	Name:	Ken Lang
	Title:	CEO, Co-Founder
Hereunto duly authorized

EXHIBIT A

Description of Lot

125 Cambridge Park Drive

A certain parcel of land in Cambridge, Middlesex, Massachusetts as shown on a plan entitled “Plan of Land Cambridge, Massachusetts” dated December 19, 1981, prepared by Harry A.  Feldman, Inc. and recorded with the Middlesex South Registry of Deeds as Plan No. 560 of 1983 more particularly bounded and described as follows:

Beginning at a point on the northerly sideline of Cambridge Park Drive, said point is the southwesterly corner of the land of the Genetics Institute and is located N76 degrees 30’ -41”W a distance of 16.53 feet from a point of curvature on the northerly sideline of said Cambridge Park Drive;

Thence running N76 degrees- 30’-41”W along the northerly sideline of Cambridge Park Drive a distance of 300.00 feet;

Thence turning and running N13 degrees- 29’-19”E a distance of 303.49 feet;

Thence turning and running easterly by a curved line to the left of radius 2234.49 feet a distance of 23.42 feet;

Thence turning and running N13 degrees 29’-l 9”E a distance of 13.86 feet;

Thence turning and running westerly by a curved line to the right of radius 2904.43 feet a distance of 23.42 feet;

Thence turning and running N13 degrees 29’-19”E a distance of 41.44 feet;

Thence turning and running northeasterly by a curved line to the left of radius 2864.93 feet a distance of 399.78 feet;

Thence turning and running S13 degrees 29’-19”W a distance of 4334 feet;

Thence turning and running southwesterly by a curved line to the right of a radius 2904.43 a distance of 78.34 feet to a concrete bound;

Thence turning and tanning S13 degrees- 29’-19”W a distance of 429.91 feet to the point of beginning;

Containing an area of 126,595 square feet for 2.906 acres.

EXHIBIT B

[Plan Showing Premises]

EXHIBIT C

[CUBICLE REMOVAL PLAN]

EXHIBIT D

LANDLORD’S SERVICES

I.                                         CLEANING

A.                                   General

1.                                       All cleaning work will be performed between 8 a.m.  and 12 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

2.                                       Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant’s responsibility, which Tenant may satisfy by placing such waste in the dumpsters located on the Lot.

B.                                     Daily Operations (5 times per week)

1.                                       Tenant Areas

a.                                       Empty and clean all waste receptacles; wash receptacles as necessary.

b.                                      Vacuum all rugs and carpeted areas.

c.                                       Empty, damp-wipe and dry all ashtrays.

2.                                       Lavatories

a.                                       Sweep and wash floors with disinfectant.

b.                                      Wash both sides of toilet seats with disinfectant,

c.                                       Wash all mirrors, basins, bowls, urinals.

d.                                      Spot clean toilet partitions.

e.                                       Empty and disinfect sanitary napkin disposal receptacles.

f.                                         Refill toilet tissue, towel, soap, and sanitary napkin dispensers.

3.                                       Public Areas

a.                                       Wipe down entrance doors and clean glass (interior and exterior).

b.                                      Vacuum elevator carpets and wipe down doors and walls.

c.                                       Clean water coolers.

C.                                     Operations as Needed (but not less than every other day)

1.                                       Tenant and Public Areas

a.                                       Buff all resilient floor areas.

D.                                    Weekly Operations

1.                                       Tenant Areas, Lavatories, Public Areas

a.                                       Hand-dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, window sills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.

b.                                      Remove finger marks from private entrance doors, light switches, and doorways.

c.                                       Sweep a1l stairways.

E.                                      Monthly Operations

1.                                       Tenant and Public Areas

a.                                       Thoroughly vacuum seat cushions on chairs, sofas, etc.

b.                                      Vacuum and dust grillwork.

2.                                       Lavatories

a.                                       Wash down interior walls and toilet partitions.

F.                                      As Required and Weather Permitting

1.                                       Entire Building

a.                                       Clean inside of all windows.

b.                                      Clean outside of all windows.

G.                                     Yearly

1.                                       Public Areas

a.                                       Strip and wax all resilient tile floor areas.

II.                                     HEATING, VENTILATING, AND AIR CONDITIONING

1.                                       Heating, ventilating, and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays); Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m.

2.                                       Maintenance of any additional or special air conditioning equipment that Tenant requests Landlord in writing to install in the Building and any associated operating cost will be at Tenant’s expense, which is currently estimated at $55 per hour.

III.                                 WATER

Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes, and cold water for Tenant’s kitchen and Tenant’s hot water heater (Tenant is to supply hot water heater).

IV.                                 ELEVATORS (if Building is Elevatored)

Elevators for the use of all tenants and the general public for access to and from all floors of the Building.  Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time determines best for the Building as a whole.

V.                                     RELAMPING OF LIGHT FIXTURES

Tenant will reimburse Landlord for the cost of lamps, ballasts and starters and the cost of replacing same within the Premises.  All lamps, ballasts and starters shall be operational and in good working order at the commencement of the Tens of the Lease.

VI.                                 CAFETERIA AND VENDING INSTALLATIONS

1.                                       Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant’s responsibility to keep clean and sanitary, it being understood that Landlord’s approval of such use must be first obtained in writing.

2.                                       Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers.  All clearing necessitated by such installations shall be at Tenant’s expense.

VII.                             ELECTRICITY

A.                                   Landlord, at Landlord’s expense, shall furnish electrical energy required for lighting, electrical facilities, equipment, machinery, fixtures, and appliances used in or for the benefit of the Premises, in accordance with the provisions of the Lease of which this Exhibit is part.

B.                                     Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment other than normal office machines such as personal computers, desk-top calculators and typewriters, or any fixtures, appliances or equipment which Tenant on a regular basis operates beyond normal building operating hours.  In the event of any such connection, Tenant agrees to an increase in the BASE ANNUAL ELECTRICITY CHARGE which will reflect the cost to Landlord of the additional electrical service to be furnished by Landlord, such increase to be effective as of the date of any such installation.  If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable utility may impose in connection with the installation of Tenant’s meters and to make or, at such public utility’s election, to pay for such other installations as such public utility may require, as a condition of providing comparable electrical service to Tenant; and (4) Tenant shall thereafter pay, directly to the utility furnishing the same, all charges for electrical services to the Premises.

VIII.                         LOADING DOCKS AND FREIGHT ELEVATORS

Tenant shall have access to loading docks and the freight elevator 24 hours a day, 7 days a week, subject to causes beyond Landlord’s reasonable control.

EXHIBIT E

RULES AND REGULATIONS

The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with governmental and other requirements.  Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and undisturbed occupancy of its premises in the Building.  Any continuing violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease.

1.                                       The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors or used by them for any purposes other than.  ingress or egress to and from the Premises.  Landlord shall have the right to control and operate portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally.

2.                                       The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place during the hours which Landlord may determine from time to time.  Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.  Landlord reserves the right to have Landlord’s structural engineer review Tenant’s floor loads on the Premises at Tenant’s expense.

3.                                       Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place waste or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.  No animals or birds (other than fish in a fish tank) shall be brought or kept in or about the Building.  Bicycles shall not be permitted in the Building.

4.                                       Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5.                                       Tenant shall not make noises, cause disturbances, create vibrations, odors (other than ordinarily acceptable tenant kitchen odors in the building) or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises, without the prior written approval of Landlord.

6.                                       Tenant may not (without Landlord’s approval therefore, which approval will be signified on Tenant’s Plan’s submitted pursuant to the Lease) and Tenant shall not permit or suffer anyone to: (a) cook in the Premises except as accessory to the use of a coffee room/kitchenette containing a microwave oven; (b) place vending or dispensing machines of any kind in or about the Premises; (c) at any time sell, purchase or give away, or permit the sale, purchase, or gift of food in any form.

7.                                       Tenant shall not: (a) use the Premises for lodging, manufacturing or for any immoral or illegal purposes; (b) use the Premises to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the Premises; (c) use the Premises to engage in the manufacture or sale, or permit the use of, any illegal drugs on the Premises.

8.                                       No awning or other projections (including antennae) shall be attached to the outside walls or windows.  No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises without prior written consent of Landlord.

9.                                       No signs, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Premises if visible from outside of the Premises.  Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord at the expense of Tenant and shall be of a size, color and style acceptable to Landlord.

10.                                 Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity without prior written consent of Landlord.  Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

11.                                 Door keys for doors in the Premises will be furnished at the Commencement of the Lease by Landlord.  Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord and will provide to Landlord the means of opening of safes, cabinets, or vaults left on the Premises.  In the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof.  Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys of offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant.

12.                                 Tenant shall cooperate and participate in all security programs affecting the Building.

13.                                 Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

14.                                 Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within Tenant’s use of the Premises as specified in its Lease.  Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.  Peddlers, solicitors and beggars shall be reported to the Management Office.

15.                                 Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises.  No boring, driving of nails or screws (except for picture hanging of pictures, and other customary items, etc.), cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.  Tenant shall not construct, maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved in writing by Landlord, prior to the installation thereof, Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior written approval of Landlord.  The use of cement or other similar adhesive material is expressly prohibited.

16.                                 Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and shall refrain from attempting to adjust controls.  Tenant shall keep corridor doors closed except when being used for access.

17.                                 The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.  All damage resulting from misuse of said fixtures shall be borne by the tenant who, or whose servant, employees, agents, licensees, invitees, customers or guests shall have caused the same.

18.                                 Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Managing Agent of the Building.  The requirements of tenants will be attended to only upon application to Landlord, and any special requirements shall be billed to Tenant (and paid when the next installment of rent is due) in accordance with the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

19.                                 Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to the office of the Managing Agent of the Building no later than 2:00 p.m. the preceding work day (Monday through Friday) on forms available from the office of the Managing Agent.  The request shall clearly state the start and stop hours of the “off-hour” service.  Tenant shall submit to the Building Manager a list of personnel authorized to make such request.  The Tenant shall be charged for such operation in the form of additional rent; such charges (currently $55.00 per hour) are to be determined by the Managing Agent and shall be fair and reasonable and reflect the additional operating costs involved.

20.                                 Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than the gallonage per foot of Premises Design Floor Area per day of sanitary (non-industrial) sewage allowed under the sewage discharge permit for the Building.  Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefore, including without limitation permits from state and local authorities having jurisdiction thereof.  Tenant shall submit to Landlord on December 31 of each year of the Term of this Lease a statement, certified by an authorized office of Tenant, which contains the following information: name of all chemicals, gases, and hazardous substances, used, generated, or stored on the Premises; type of substance (liquid, gas or granular); quantity used, stored or generated per year; method of disposal; permit number, if any, attributable to each substance, together with copies of all permits for such substances; and permit expiration date for each substance.  No flammable, combustible or explosive fluid, chemical or substance shall be brought into or kept upon the Premises, the Building or the Lot (other than those fluids or chemicals customarily used by tenants of other first-class office buildings in connection with office purposes and then only those types and quantities permitted under Landlord’s policies of insurance for the Building).

21.                                 Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management.  Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, and at any hour on Saturdays, Sundays and legal holidays, to register.  Each tenant shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts or omissions of such persons.

22.                                 Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations.  There shall not be used in any space or in the common halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.